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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           The ServiceMaster Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[SERVICEMASTER LOGO SER1PC]

                                                                  March 23, 2001

Dear Shareholder:

   We are pleased to invite you to attend the 2001 Annual Meeting of Shareholders of The ServiceMaster Company. The meeting will be held at 2:00 p.m., Central Time, on Friday, April 27, 2001 at our offices at 860 Ridge Lake Boulevard, Memphis, Tennessee.

   At the meeting we will elect five directors, consider approving a compensation plan for directors and consider ratifying the selection of independent auditors. We will also report on our business. Our Annual Report for 2000 accompanies this proxy statement.

   Your vote is important, regardless of the size of your holdings. You can vote by marking, dating, signing and returning the enclosed proxy card in the envelope provided. Also, registered and most beneficial shareholders may vote by toll-free telephone in the U.S. or Canada, or over the Internet. The enclosed proxy card contains instructions for using these convenient services. We urge you to vote your shares as soon as possible. In this way, you can ensure your shares will be represented and voted at the meeting, and you will spare ServiceMaster the expense of a follow-up mailing. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,

[SIG OF C. WILLIAM POLLARD]         [SIG OF JONATHAN P. WARD]
C. William Pollard                  Jonathan P. Ward
Chairman                            President and Chief Executive Officer

                                                         [WE SERVE LOGO SER13PD]

                           THE SERVICEMASTER COMPANY

                            NOTICE OF ANNUAL MEETING

                           To be held April 27, 2001

TO THE SHAREHOLDERS OF THE SERVICEMASTER COMPANY:

   The Annual Meeting of Shareholders of The ServiceMaster Company will be held on Friday, April 27, 2001, at 860 Ridge Lake Boulevard, Memphis, Tennessee, at 2:00 p.m., Central Time, for the following purpose:

  1. To elect five directors;

  2. To approve the 2001 Directors Stock Plan;

  3. To ratify the selection of Arthur Andersen LLP as our independent auditors for 2001; and

  4. To conduct such other business if properly raised.

   Only holders of record of common stock at the close of business on March 7, 2001 will be entitled to vote at the meeting.

                                          [SIG OF SANDRA L. GROMAN]
                                          Sandra L. Groman
                                          Vice President and Secretary

March 23, 2001

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
General Information........................................................   1

Voting Information.........................................................   1

Item 1--Election of Directors..............................................   4

Board and Committee Governance.............................................   7

Compensation of Directors..................................................   8

Item 2--Proposal to Approve the 2001 Directors Stock Plan..................   9

Item 3--Selection of Independent Auditors..................................  11

Ownership of our Common Stock..............................................  12

Audit Committee Report.....................................................  14

Compensation Committee Report on Executive Compensation....................  15

Executive Compensation.....................................................  18

Performance Graph..........................................................  21

Certain Transactions.......................................................  21

Section 16(a) Beneficial Ownership Reporting Compliance....................  23

Shareholder Proposals and Other Business...................................  23

Exhibit A--The Audit Committee Charter and Operating Guidelines............ A-1

Exhibit B--2001 Directors Stock Plan....................................... B-1

                           THE SERVICEMASTER COMPANY

                                                                 March 23, 2001

                              General Information

   We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of The ServiceMaster Company for the 2001 Annual Meeting of Shareholders. We are holding the annual meeting at 2:00 p.m., Central Time, on Friday, April 27, 2001 at our offices at 860 Ridge Lake Boulevard, Memphis, Tennessee.

   We mailed this proxy statement and proxy card to shareholders starting on or about March 23, 2001.

                              Voting Information

 Record Date

   You may vote all shares that you own as of March 7, 2001, which is the record date for the annual meeting. On March 7, 2001, we had 298,833,100 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

 Ownership of Shares

   You may own common stock either (1) directly in your name as a shareholder of record, which includes shares purchased through the ServiceMaster Employee Share Purchase Plan (the "ESPP") and the ServiceMaster Franchisee Share Purchase Plan (the "FSPP"), or (2) indirectly through a broker, bank or other holder of record, which includes shares in the ServiceMaster Profit Sharing and Retirement Plan (the "401k Plan").

   If your shares are registered directly in your name, you are the "holder of record" of these shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your voting proxy directly to us or to vote in person at the meeting. If you hold your shares in a brokerage account or through a bank or other holder of record, you hold the shares in "street name", and your broker, bank or other holder of record is sending these proxy materials to you. As a holder in street name, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form.

 How to Vote

   Your vote is important. We encourage you to vote promptly, which may save us the expense of a second mailing.

   If you own shares of record, you may vote in one of the following ways:

  . By telephone--If you are located in the U.S. or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card. You may vote by telephone 24 hours a day through 11:59 p.m., Central Time, Tuesday, April 24, 2001. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do not need to return your proxy card.

  . Over the Internet--You can vote your shares via the web site www.computershare.com/us/proxy. You may vote over the Internet 24 hours a day through 11:59 p.m., Central Time, Tuesday, April 24, 2001. As with telephone voting, you may confirm that the system has properly recorded your vote. If you vote over the Internet, you do not need to return your proxy card. You may incur costs such as telephone and Internet access charges if you vote over the Internet.

  . By mail--You can vote your shares by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope.

  . In person at the annual meeting--If you vote by telephone, over the Internet or by mail, you may still attend the meeting and vote in person.

   If you own shares in street name, the instructions that accompany your proxy materials will indicate whether you may vote by telephone, over the Internet or by mail. If you wish to attend the meeting and vote in person, you must obtain a proxy, executed in your favor, from the holder of record.

   By giving us your proxy, you are authorizing the individuals named on your proxy card (the proxies) to vote your shares in the manner you indicate. You may (i) vote for the election of all five of our director nominees, (ii) withhold authority to vote for all five of our director nominees, or (iii) vote for the election of less than all of our director nominees and withhold authority to vote for our other nominees by indicating on the proxy card. You may vote "FOR" or "AGAINST" or "ABSTAIN" from voting on the proposal to approve the 2001 Directors Stock Plan and the proposal to ratify the selection of Arthur Andersen LLP as our independent auditors for 2001.

   All shares that have been properly voted by proxy and not revoked will be voted at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted "FOR":

  . the election of our nominees for director;

  . the approval of the 2001 Directors Stock Plan; and

  . the ratification of the selection of Arthur Andersen LLP as our independent auditors for 2001.

 Revocation of Proxies

   If you own shares of record, you can revoke your proxy card at any time before your shares are voted if you (1) submit a written revocation to our Secretary, Sandra L. Groman, (2) submit a later-dated proxy card to our Secretary, (3) provide subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

 Shares held under Plans

   If you participate in the ESPP or FSPP plans, your proxy card shows the number of shares owned by you in the plans as well as any shares you have acquired through dividend reinvestment. If you participate in the 401k Plan, you will receive a separate proxy card which will include shares that the plan has credited to your account. To allow sufficient time for the 401k Plan trustee to vote, the trustee must receive your voting instructions by 11:59 p.m., Central Time, April 23, 2001. If the 401k Plan trustee does not receive your instructions by that date, the trustee will vote your shares in the same proportion of votes that the trustee receives from other 401k Plan participants.

 Quorum

  . Quorum requirement--A quorum is necessary to hold a valid meeting of shareholders. If shareholders entitled to cast at least a majority of the shares entitled to vote at the meeting are present in person or by proxy, a quorum will exist. Shares owned by ServiceMaster are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the meeting, please vote your shares via the toll-free telephone number or via the Internet or complete, sign and date our proxy card and return it promptly in the enclosed postage-paid envelope, even if you plan to attend the meeting. Abstentions are counted as present, and non-votes may be counted as present, to establish a quorum.

  . Non-votes--Non-votes occur when shares are specifically indicated as not being voted as to a particular proposal. If you are the registered holder of shares, your unvoted shares as to one or more proposals will not be counted as present at the meeting as to those proposals, but will be considered present at the meeting as to any proposal on which you vote and, in that case, will count towards the presence of a quorum. If you own shares through a broker and do not vote, your broker, as registered holder of your shares, may represent your shares at the meeting for the purpose of obtaining a quorum. However, if you do not instruct your broker how to vote, your broker may vote your shares on most proposals, but may specify that the broker is not voting your shares on certain other proposals. These unvoted shares are called "broker non-votes".

 Vote required for Proposals

  . To elect directors, a plurality of the votes cast, meaning that the five nominees with the most votes will be elected. As a result, withholding authority to vote for a nominee and non-votes with respect to the election of directors will not affect the outcome of the election of directors.

  . Approval of the 2001 Directors Stock Plan and ratification of the selection of our independent auditors for 2001 each requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions with respect to either proposal will be treated as votes against that proposal. Non-votes with respect to either proposal will not affect whether that proposal is approved or rejected.

 Cost of Proxy Solicitation

   We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies for us in person, or by telephone, facsimile or electronic transmission. We have hired D. F. King & Co., Inc. to help us distribute and solicit proxies. We will pay D. F. King $7,000 plus expenses for these services.

                         Item 1--Election of Directors

   Our Board of Directors currently has 16 members. Shareholders elect approximately one-third of the members of the Board annually. Directors are divided into three classes. Each class serves for three years.

   Mr. Gunther H. Knoedler, who has served as a director since 1979, is retiring on April 27, 2001 and will not be standing for reelection. Accordingly, the number of directors will be reduced to 15 upon the commencement of the meeting. We acknowledge, with deep appreciation, the significant contributions made by Mr. Knoedler to our growth and success, including his service as Chairman of the Audit Committee, and we wish him happiness in his future endeavors.

   The terms of Lord Griffiths of Fforestfach, Sidney E. Harris, James D. McLennan, C. William Pollard and Donald G. Soderquist will expire at the 2001 annual meeting. Each of Messrs. Griffiths, Harris, McLennan, Pollard and Soderquist has been nominated to stand for reelection at the meeting to hold office until our 2004 annual meeting and until his successor is elected and qualified.

   The Board has appointed Jim L. Kaput and Sandra L. Groman as the proxy committee who will vote your shares on your behalf. Their names appear on the proxy card. These individuals intend to vote for the election of each of our five nominees unless you indicate on the proxy card or voting instructions that your vote is withheld from any or all of the nominees. The telephone and Internet voting procedures for record holders will include instructions on how to withhold your vote from any or all nominees. We expect that each nominee will be able to serve if elected as a director. However, if any nominee is not able to serve, the persons named as proxies may vote for another person.

   The Board of Directors recommends a vote FOR the election of each of the named nominees as directors.

   We describe below the principal occupation and other information about our nominees and directors continuing in office.

 Nominees for Election to Term Expiring 2004

[PHOTO]         Lord Griffiths of Fforestfach

                International advisor to Goldman, Sachs & Co., an investment banking firm, 1991 to present. He was made a life peer at the conclusion of his service to the British Prime Minister during the period 1985 to 1990. Lord Griffiths is a director of Times Newspapers Holding Ltd., a newspaper company; English, Welsh and Scottish Railways, a railroad company; Herman Miller, Inc., an office furniture manufacturer; and Westminster Health Care, London, England, a healthcare company. He is a member of the Executive Committee and the Nominating Committee. Class of 2001. Age 59. Director since 1992.

[PHOTO]         Sidney E. Harris

                Dean, Robinson College of Business, Georgia State University, an institute of higher learning, 1997 to present. From July 1987 to July 1997, Dr. Harris was Professor of Management at the Peter F. Drucker Graduate School of Management at the Claremont Graduate School; and he was Dean of the Graduate School of Management, September 1991 to July 1996. Dr. Harris is a director of Transamerica Investors, Inc., an investment management company; and Total System Services, Inc., a credit/debit card processor. He is a member of the Executive Committee and the Compensation Committee. Class of 2001. Age
                51. Director since 1994.

[PHOTO]         James D. McLennan

                Chairman and Chief Executive Officer of McLennan Company, a full-service real estate company, 1998 to present. Mr. McLennan was President of McLennan Company from 1987 to 1998. Mr. McLennan is a director of The Loewen Group, Inc., a funeral service company; and the Advocate Charitable Foundation which is a part of Advocate Health Systems, a healthcare company. He is a member of the Audit Committee and the Compensation Committee. Class of 2001. Age 64. Director since 1986.

[PHOTO]         C. William Pollard

                Chairman of the Board of Directors, 1990 to present. He served as Chief Executive Officer of ServiceMaster from October 1999 to February 2001, and May 1983 to December 1993. Mr. Pollard is a director of Herman Miller, Inc., an office furniture manufacturer; and UnumProvident Corporation, an insurance company. He is Chairman of the Executive Committee and a member of the Nominating Committee. Class of 2001. Age 62. Director since 1977.

[PHOTO]         Donald G. Soderquist

                Former Senior Vice Chairman, Wal-Mart Stores, Inc., the world's largest retailer, January 1999 to August 2000. Prior to January 1999, he was Vice Chairman and Chief Operating Officer of Wal-Mart Stores, Inc. Mr. Soderquist is a director of Wal-Mart Stores, Inc. Class of 2001. Age 67. Director since 2000.

Directors Continuing in Office

[PHOTO]         Paul W. Berezny

                President, Berezny Investments, Inc., a real estate and development company, 1993 to present. He is a member of the Audit Committee. Class of 2002. Age 66. Director since 1995.

[PHOTO]         Carlos H. Cantu

                Senior Chairman of ServiceMaster, December 1999 to present. He served as President and Chief Executive Officer of ServiceMaster, January 1994 to October 1999. Mr. Cantu is a director of First Tennessee National Corporation, a bank holding company; and Exelon Corporation, an energy services company. He is a member of the Executive Committee, the Finance Committee and the Employee Benefit Plan Oversight Committee. Class of 2002. Age 67. Director since 1988.

[PHOTO]         Vincent C. Nelson

                Business investor. Mr. Nelson is Chairman of the Nominating Committee and a member of the Executive Committee and the Audit Committee. Class of 2002. Age 59. Director since 1978.

[PHOTO]         Charles W. Stair

                Retired Vice Chairman of ServiceMaster. He was Vice Chairman of ServiceMaster from May 1994 to December 1999. He is a member of the Nominating Committee. Class of 2002. Age 60. Director since 1986.

[PHOTO]         Jonathan P. Ward

                President and Chief Executive Officer of ServiceMaster, February 2001 to present. Mr. Ward was President and Chief Operating Officer of R.R. Donnelley & Sons Company, a commercial printing company, October 1997 to January 2001; and Executive Vice President, Commercial Print Sector, January 1995 to October 1997. He is a member of the Executive Committee. Class of 2002. Age 46. Director since 2001.

[PHOTO]         Glenda A. Hatchett

                Host of the nationally syndicated television show "Judge Hatchett", 2000 to present. Former Chief Judge, Fulton County Juvenile Court, Atlanta Georgia, 1990-1999. Ms. Hatchett is a director of The Gap, a specialty clothes retailer; and HCA Healthcare Corporation, a healthcare service provider. Class of 2003. Age 49. Director since 1999.

[PHOTO]         Herbert P. Hess

                Managing Director of Berents & Hess Capital Management, Inc., an investment management firm. He is Chairman of the Finance Committee and the Employee Benefit Plan Oversight Committee and a member of the Executive Committee and the Compensation Committee. Class of 2003. Age 64. Director since 1981.

[PHOTO]         Michele M. Hunt

                Founder and Executive Director of Visions and Values, a leadership and organizational development firm, 1995 to present. Author--Dream Makers, Putting Visions and Values to Work. From 1993 through 1995, Ms. Hunt served the Clinton Administration as Executive Director of the Federal Quality Institute. During the period from July 1990 to July 1993, she served as Corporate Vice President for People and Quality for Herman Miller, Inc., an office furniture manufacturer. Ms. Hunt is a member of the Nominating Committee. Class of 2003. Age 51. Director since 1995.

[PHOTO]         Dallen W. Peterson

                Retired Chairman, Merry Maids Limited Partnership. He is a member of the Finance Committee and the Employee Benefit Plan Oversight Committee. Class of 2003. Age 64. Director since 1995.

[PHOTO]         David K. Wessner

                President and Chief Executive Officer of Park Nicollet Health Services, an integrated healthcare delivery system, July 1998 to present. From August 1994 to July 1998, he served as Executive Vice President, HealthSystem Minnesota. He is Chairman of the Compensation Committee and a member of the Executive Committee and the Nominating Committee. Class of 2003. Age 49. Director since 1987.


                        Board and Committee Governance

   Our business is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of ServiceMaster. The Board is kept advised of ServiceMaster's business through regular written reports and analyses and discussions with the Chairman and other officers. The Board limits membership of the Audit Committee and Compensation Committee to non-employee directors.

   During 2000 the Board of Directors met five times. The Board has six committees. The Audit Committee met four times, the Compensation Committee met ten times, the Executive Committee met six times, the Finance Committee met two times, the Nominating Committee did not formally meet and the Employee Benefit Plan Oversight Committee did not meet in 2000. All directors attended 75 percent or more of the meetings of the Board and board committees on which they served in 2000.

   Audit Committee. The Audit Committee's primary purpose is to assist the Board in its oversight responsibilities to shareholders, potential shareholders and the investment community regarding the quality and integrity of the financial reports and the underlying structure of ServiceMaster. The
Committee:

  . Recommends to the Board the annual selection of our independent auditors.

  . Reviews:

      (1) the scope of the auditors' annual audit for the upcoming year;

      (2) ServiceMaster's accounting principles, policies and practices, and the reporting policies with the independent auditors and management;

      (3) the results of the annual audit with our independent auditors;
          and

      (4) the adequacy of the accounting, financial and operating controls of ServiceMaster with our independent auditors and management.

  . Exercises responsibilities and duties as set forth in the Audit
    Committee's Charter and Operating Guidelines, which are set forth in Exhibit A.

   Compensation Committee. The Compensation Committee has overall responsibility for periodically reviewing the compensation of members of senior management, including annual and long-term compensation. The Committee has the authority to adopt rules and guidelines and to make final administrative determinations in connection with ServiceMaster's annual incentive bonus plan, long-term performance award plan and stock option plans.

   Executive Committee. The Executive Committee may meet instead of the full Board on all matters except for those matters reserved for the Board by law or our Bylaws.

   Finance Committee. The Finance Committee is responsible for certain financial matters affecting ServiceMaster. The Committee reviews financial reports and analyses and makes recommendations on financial matters to the Board and the Executive Committee.

   Nominating Committee. The Nominating Committee recommends individuals for election to the Board at each annual meeting of shareholders and individuals to be elected to fill any vacancy on the Board.

   Employee Benefit Plan Oversight Committee. The Employee Benefit Plan Oversight Committee has responsibility for ServiceMaster's employee benefit plans. The Finance Committee serves as the Employee Benefit Plan Oversight Committee.

                           Compensation of Directors

 Fees and Expenses

   In 2000, we paid each non-employee director compensation for Board service as follows:

  . an annual retainer of $15,000;

  . $3,000 for each Board and committee meeting attended; and

  . reimbursement of expenses for attending Board, committee and shareholder meetings.

   The Chairmen of the Audit and Compensation Committees are each paid an additional $2,000 retainer. We do not pay directors who are also our employees any additional compensation for serving as a director.

 Directors Discounted Stock Option Plan

   Until December 31, 2000, directors could elect to participate in the 1998 Directors Discounted Stock Option Plan in lieu of receiving their annual retainer and meeting fees. In 2000, a total of 148,417 options were granted to seven non-employee directors. The stock option grants have the following features:

  . up to $42,000 of a director's retainer and meeting fees may be used to purchase stock options per year;

  . the exercise price of each option is 85% of the fair market value of ServiceMaster's common stock on the grant date;

  . the number of shares granted is determined by dividing the retainer and meeting fees by 15% of the fair market value of ServiceMaster's common stock on the grant date; and

  . the options have ten-year terms and are immediately exercisable.

   We are asking shareholders to approve the 2001 Directors Stock Plan. See
Item 2 and Exhibit B for the complete text of the Plan.

 Deferred Compensation Plan

   Non-employee directors may elect to defer the receipt of their annual retainer and meeting fees until a later date. Participating directors may invest their deferred amounts in two ways: (1) in a cash account that earns interest based on our average five-year borrowing rate or (2) in a common stock equivalent account that we value based on the fair market value of our common stock on the purchase date. In 2000, a total of $64,500 was deferred by three directors.

 Certain Relationships

   Mr. Donald K. Soderquist is Mr. C. William Pollard's brother-in-law.

           Item 2--Proposal to Approve the 2001 Directors Stock Plan

General

   The 1998 Non-Employee Directors Discounted Stock Option Plan expired on December 31, 2000. The Board of Directors is asking that shareholders approve the 2001 Directors Stock Plan. The Plan is intended (1) to align the interests of ServiceMaster's shareholders and non-employee directors by increasing the proprietary interest of non-employee directors in ServiceMaster's growth and success, (2) to advance the interests of ServiceMaster by attracting and retaining individuals to serve as directors of ServiceMaster, and (3) to motivate non-employee directors to act in the long-term best interests of ServiceMaster and its shareholders. Under the Plan, ServiceMaster may grant options to purchase our common stock, restricted stock and bonus stock awards. A non-employee director may elect to receive options granted under the Plan in lieu of all or part of his or her cash retainer and meeting fees. We refer to these options as elective options. We refer to all other options granted under the Plan as discretionary options. Participation in the Plan is limited to non-employee directors. Reference is made to Exhibit B to this proxy statement for the complete text of the Plan which is summarized below.

Description of the Plan

   Administration. The Plan will be administered by the Board or a designated committee, which will have the authority (1) to select non-employee directors to receive awards and determine the terms and conditions of each award, (2) to establish rules and regulations for administering the Plan, and (3) to decide questions of interpretation or application of any provision of the Plan.

   Effective Date, Termination and Amendment. If approved by the shareholders, the Plan will become effective as of April 27, 2001 and may be terminated at any time by the Board. The Board may amend the Plan at any time, subject to any requirement of shareholder approval required by applicable law, rule or regulation.

   Available Shares. Subject to adjustment in the event of a stock split, stock dividend, merger, reorganization or similar event, (1) 300,000 shares of common stock will be available each calendar year for the grant of discretionary options, restricted stock and bonus stock awards and (2) 400,000 shares of common stock will be available each calendar year for the grant of elective options. As of March 7, 2001, the closing price of a share of our common stock on the New York Stock Exchange was $10.62.

   Stock Options--General. The Board will determine the conditions to the exercisability of each discretionary option. The grant or exercisability of all or a portion of a discretionary option may be subject to the satisfaction of certain performance measures. Each discretionary option will have an exercise price equal to the fair market value of a share of common stock on the grant date.

   Elective Options. In addition to discretionary options that may be granted, each non-employee director may elect to receive options in lieu of all or part of the director's cash retainer and meeting fees. The exercise price per share will equal 85% of the fair market value of a share of common stock on the grant date. The number of shares granted is determined by dividing the amount of retainer and fees for any period that the non-employee director has elected to forego by 15% of the fair market value of a share of common stock on the grant date. Each elective option will have a ten-year term and is immediately exercisable. An elective option will remain exercisable throughout the ten-year term even if its holder ceases to serve as a director during that period.

   Exercise of Options. The purchase price of an option may be paid in cash or by delivery of previously owned mature shares of common stock.

   Restricted Stock and Bonus Stock Awards. The Plan provides for the grant of restricted stock and bonus stock awards. Restricted stock awards are subject to a restriction period. The vesting of restricted stock may be subject to specified performance measures during the restriction period. Unless otherwise set forth in a restricted stock award agreement, the holder of a restricted stock award will have rights as a shareholder of ServiceMaster, including the right to vote and receive dividends with respect to the shares of restricted stock.

   Non-Transferability of Awards. Unless otherwise specified in the agreement relating to an award, neither options nor restricted stock awards are transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by ServiceMaster.

   Change in Control. In the event of certain acquisitions of 25% or more of our common stock, a change in a majority of the Board, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of ServiceMaster (unless, among other conditions, ServiceMaster's shareholders receive 60% or more of the stock of the surviving company) or the consummation of a liquidation or dissolution of ServiceMaster, outstanding options will become fully exercisable and restricted stock awards will become fully vested. If our shareholders may not receive solely publicly traded stock pursuant to the change in control, then
(1) each restricted stock award will be cancelled in exchange for a cash payment per share equal to the highest price paid to our shareholders in connection with the change of control, or the fair market value of a share of our common stock on the date of the change in control, whichever is greater and (2) each outstanding option will be cancelled in exchange for a cash payment per share equal to the excess, if any, of the amount determined as described in clause (1) over the applicable exercise price. If our shareholders may receive solely publicly traded stock pursuant to the change in control, then that publicly traded stock will be substituted for each award under the Plan.

   Termination of Service. Except with respect to elective options, terms relating to the exercise, cancellation or other disposition of an award upon a termination of service as a director of ServiceMaster, whether by reason of disability, retirement, death or any other reason, will be determined by the Board.

Federal Income Tax Consequences

   Options granted under the Plan are nonqualified stock options. The grant of options will not result in taxable ordinary income to the non-employee director or in a deduction to ServiceMaster. The exercise of an option by a non-employee director will result in taxable ordinary income to the non-employee director and a corresponding deduction to ServiceMaster, in each case equal to the difference between the exercise price of the option and the fair market value on the date the option was exercised.

   The grant of restricted stock will not result in taxable ordinary income to the non-employee director or in a deduction to ServiceMaster, unless the non-employee director makes a Section 83(b) election to be taxed at the time of the award. If an election is not made, the non-employee director will recognize taxable ordinary income at the time the restrictions lapse equal to the excess of the fair market value of the shares over the amount, if any, paid for the shares. ServiceMaster is entitled to a corresponding tax deduction at the time a non-employee director recognizes ordinary income.

   The grant of bonus stock will result in taxable ordinary income to the non-employee director and a corresponding deduction to ServiceMaster, in each case in an amount equal to the than fair market value of the stock.

   The Board of Directors recommends a vote FOR approval of the 2001 Directors Stock Plan.

                   Item 3--Selection of Independent Auditors

   Upon the recommendation of the Audit Committee, the Board has appointed Arthur Andersen LLP as our independent auditors for 2001. Representatives of Arthur Andersen LLP will be present at the meeting. The representatives will be given the opportunity to make a statement, if they wish, and to respond to appropriate questions.

   The Board of Directors recommends a vote FOR ratification of the selection of Arthur Andersen LLP as our independent auditors for 2001.

                         Ownership of our Common Stock

   This table shows how many shares of ServiceMaster common stock certain individuals and entities beneficially owned on March 7, 2001, unless otherwise noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common stock, (2) our current directors, (3) the five executive officers named in the summary compensation table, and (4) all current directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares or the right to acquire that power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below.

                                       Number of    Percentage of  Common Stock
Name of Beneficial Owner            Shares Owned(1)   Class(%)    Equivalents(2)
------------------------            --------------- ------------- --------------
Southeastern Asset Management,
 Inc. (3).........................    30,415,600        10.00              0
Capital Research and Management
 Company (4)......................    18,187,200         5.98              0
Ariel Capital Management, Inc.
 (5)..............................    15,856,693         5.21              0
Paul W. Berezny (6)...............     1,412,463            *          1,255
Carlos H. Cantu (7)...............     3,411,808         1.12              0
Brian Griffiths...................        96,026            *              0
Sidney E. Harris (8)..............        79,757            *          5,539
Glenda A. Hatchett................        11,488            *              0
Herbert P. Hess...................       285,124            *         75,203
Michele M. Hunt...................        24,611            *              0
Donald K. Karnes..................     1,925,864            *              0
James D. McLennan.................        94,522            *          3,090
Ernest J. Mrozek..................       799,107            *          2,677
Vincent C. Nelson (9).............       779,705            *              0
Dallen W. Peterson................     2,203,291            *          3,721
C. William Pollard (10)...........     1,825,351            *         43,692
Steven C. Preston.................       361,781            *         37,837
Phillip B. Rooney (11)............       855,917            *        115,793
Donald K. Soderquist (12).........         2,669            *              0
Charles W. Stair (13).............     1,016,854            *              0
Jonathan P. Ward..................       380,000            *              0
David K. Wessner (14).............     1,320,993            *         42,373
All directors and executive
 officers as a group (29 persons).    20,721,535         6.91        431,878

*Less than one percent.
--------
 (1) Includes shares which the named directors or executive officers have the right to acquire prior to May 6, 2001 through the exercise of stock options as follows: Mr. Berezny, 72,733 shares; Mr. Cantu, 465,000 shares; Mr. Griffith, 96,026 shares; Mr. Harris, 72,531 shares; Ms. Hatchett, 11,238 shares; Mr. Hess, 57,312 shares; Ms. Hunt, 24,611 shares; Mr. Karnes, 160,884 shares; Mr. McLennan, 64,798 shares;
     Mr. Mrozek, 413,270 shares; Mr. Nelson, 19,125 shares; Mr. Peterson, 19,125 shares; Mr. Pollard, 505,467 shares; Mr. Preston, 356,515 shares; Mr. Rooney, 442,998 shares; Mr. Stair, 10,000 shares; Mr. Ward, 380,000 shares; and Mr. Wessner, 63,543 shares.
 (2) Represents common stock equivalents under the Director's Deferred Fees Plan as of February 28, 2001, the ServiceMaster Deferred Compensation Plan as of June 30, 2000 and the ServiceMaster 1998 Long-Term Performance Award Plan as of October 31, 2000.
 (3) Southeastern Asset Management, Inc. is an investment advisor located at 6075 Poplar Avenue, Suite 900, Memphis, Tennessee 38119. According to its 13G as of December 31, 2000, it has sole voting power as to 24,441,200 shares, no voting power as to 5,974,400 shares, sole investment power as to 30,333,600 shares and no investment power as to 82,000 shares.

 (4) Capital Research and Management Company is an investment advisor located at 333 South Hope Street, Los Angeles, California 90071. According to its 13G as of December 31, 2000, it does not have voting power as to any shares and it has sole investment power as to 18,187,200 shares.
 (5) Ariel Capital Management, Inc. is an investment advisor located at 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. According to its 13G as of February 28, 2001, its has sole voting power as to 14,746,043 shares and sole investment power as to 15,838,983 shares.
 (6) Includes 502,700 shares as to which Mr. Berzeny has shared voting and sole investment power, and 698,579 shares as to which he has shared voting and investment power. Mr. Berzeny disclaims beneficial ownership of 61,192 shares.
 (7) Includes 1,125,013 shares as to which Mr. Cantu has shared voting and sole investment power, and 1,162,595 shares as to which he has shared voting and investment power. Mr. Cantu disclaims beneficial ownership of 11,523 shares.
 (8) Includes 1,687 shares as to which Mr. Harris has shared voting and investment power.
 (9) Includes 713,398 shares as to which Mr. Nelson has shared voting and investment power. Mr. Nelson disclaims beneficial ownership of 394,033 shares.
(10) Includes 319,766 shares as to which Mr. Pollard has shared voting and investment power. Mr. Pollard disclaims beneficial ownership of 70,046 shares.
(11) Includes 13,500 shares as to which Mr. Rooney has shared voting and investment power.
(12) Includes 729 shares as to which Mr. Soderquist has shared voting and sole investment power.
(13) Includes 48,700 as to which Mr. Stair has shared voting and investment power. Mr. Stair disclaims beneficial ownership of 107,575 shares.
(14) Includes 275,835 shares as to which Mr. Wessner has sole voting and shared investment power, and 703,466 shares as to which Mr. Wessner has shared voting and investment power. Mr. Wessner disclaims beneficial ownership of 545,620 shares.

                            Audit Committee Report

   The Audit Committee operates under the Charter and Operating Guidelines adopted by the Board of Directors, which is set forth in Exhibit A. The Board has determined all members of the Committee are independent as defined under the listing standards of the New York Stock Exchange.

   In accordance with the Charter and Operating Guidelines, the Committee meets periodically with financial management and the independent auditors of ServiceMaster to review the accounting principles, policies and practices. The Committee also reviews with the independent auditors and management the accounting, financial and operating controls of ServiceMaster. The Committee reviews fees and non-audit engagements of the independent auditors. The performance of the independent auditors and the internal auditors is reviewed and appraised by the Committee. The Committee also reviews the scope of audits as well as the annual audit plan. Each year the Committee recommends to the Board the selection of the firm of independent auditors to audit the accounts and records of ServiceMaster and our subsidiaries. The Committee met four times in 2000.

   The Committee wishes to report that it has reviewed and discussed with management ServiceMaster's consolidated financial statements for the year ended December 31, 2000. The Committee has discussed with Arthur Andersen LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has also received the written disclosure and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 and has discussed with Arthur Andersen LLP their independence. Based on the foregoing reviews and discussions, the Committee has recommended to the Board that ServiceMaster's consolidated financial statements for the year ended December 31, 2000 be included in our Annual Report on Form 10-K.

   The Committee has also considered whether the provision of the non-audit services listed below is compatible with maintaining the independence of Arthur Andersen LLP.

   Audit Fees. The audit fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2000 totaled $580,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed by Arthur Andersen LLP for the year ended December 31, 2000 relating to financial information systems design and implementation.

   All Other Fees. All other fees billed to ServiceMaster by Arthur Andersen LLP for the year ended December 31, 2000 totaled $4,342,100. All other fees included business process consulting, tax planning and advice, consultation on various accounting issues and foreign statutory and employee benefit plan audits.

                                          Audit Committee

                                          Gunther H. Knoedler, Chairman
                                          Paul W. Berezny, Jr.
                                          James D. McLennan
                                          Vincent C. Nelson

            Compensation Committee Report on Executive Compensation

   The Compensation Committee has overall responsibility for determining the total compensation of ServiceMaster's executive officers as well as administering the annual incentive compensation, long-term performance award, and stock option plans. The Committee is comprised of four independent directors and no member of the Committee is a current or former employee of ServiceMaster or participates in any of the executive compensation programs.

 Objectives

   The compensation plans are designed to:

  . attract, motivate and retain the highest caliber executives;

  . align the interests of executive officers with those of the shareholders through the use of equity-based incentive awards that link a significant portion of compensation to stock performance; and

  . emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical objectives.

   To meet these objectives, the Committee considers objective and subjective factors in making pay decisions for our executive officers. These factors include competitive pay practices, historical compensation levels, and individual performance. Companies used for executive compensation pay comparison purposes include a broad group of companies similar in size to ServiceMaster. These companies include some of the companies contained in the Standard & Poor's service peer group used in the performance graph.

 Executive Officer Compensation Components

   For 2000, the compensation package for executive officers consisted of the following components:

  . base salary;

  . annual incentive compensation;

  . long-term performance awards; and

  . stock options.

 Total Compensation

   Total compensation is comprised of both annual and long-term compensation. Annual compensation consists of base salary and at-risk annual incentive compensation. The annual incentive compensation plan is designed to align executive officers' compensation with the short-term performance of ServiceMaster. For executive officers, more than 50% of annual compensation is at-risk. Long-term compensation comprises a substantial portion of each executive officer's total compensation. Long-term compensation provides incentives which encourage executive officers to own and hold ServiceMaster stock and tie their long-term economic interest directly to those of the shareholders.

   In designing total compensation, base salaries are targeted below the median of comparable companies. When ServiceMaster achieves its short-term performance targets, annual compensation (base salary and at-risk annual incentive compensation) will be equal to or slightly above the fiftieth percentile. When ServiceMaster consistently achieves both its short-term and long-term performance goals, total compensation (base salary, at-risk annual incentive compensation and long-term compensation) is targeted to be at or be slightly above the seventh-fifth percentile for comparable companies.

 Base Salary

   The Committee reviews each executive officer's salary taking into consideration comparable market data for similar positions, as provided by an independent outside consultant. The Committee also considers the executive's, the business unit's and ServiceMaster's performance. Base salaries for executive officers, other than the Chief Executive Officer, are approved by the Executive Committee based on recommendations from the Compensation Committee. The base salary for the Chief Executive Officer is approved by the Board of Directors based on the recommendation of the Compensation Committee and review of the Executive Committee.

 Annual Incentive Compensation

   Annual incentive compensation is awarded under the ServiceMaster Incentive Compensation Plan ("APC"), as approved by ServiceMaster's shareholders in 1998. APC provides for annual incentive compensation based upon the extent to which ServiceMaster and/or individual business units have achieved their budget targets established at the beginning of the year. The percentage awarded to an executive can range from 0% up to 120% of base salary. In the case of the Chief Executive Officer, the percentage awarded can be up to 175% of base salary. No APC is earned if less than 90% of the budgeted target is achieved.

 Long-Term Performance Award Plan

   The ServiceMaster 1998 Long-Term Performance Award Plan ("LTPA") was designed to comprise both annual and long-term compensation. The Chief Executive Officer recommends to the Compensation Committee for its approval executive officers eligible for participation in the plan. Annual awards are paid based on the current year's results relative to the pre-established targets using the following three factors: (1) growth in earnings per share;
(2) growth in revenue; and (3) growth in economic value added (a registered trademark of Stern Stewart & Co.). Pooled amounts were established for each of the three factors and combined into a preliminary pool amount which is adjusted based on ServiceMaster's total return achieved for the prior three years compared to the S&P 500 total return for the comparable period. 80% of the pooled amount was paid in the current year to the executive officer. The remaining 20% of the pool was held back for payment in full or in part in 2001, depending upon the extent to which ServiceMaster achieved its strategic planning objectives for the five-year planning cycle which ended December 31, 2000. Based on ServiceMaster's financial performance for 2000, the payments for the year were approximately 80% less than payments received in 1999. Since ServiceMaster did not fully meet the strategic objectives established, the Compensation Committee determined to pay out approximately 20% of the amounts held back.

   In December 1999, certain executive officers, including each of the named executive officers, elected to receive stock options in lieu of a portion of their 2000 at-risk annual incentive compensation under the Senior Executive Ownership Election Plan. As a result of these elections and the below budget performance of ServiceMaster, at-risk annual incentive compensation was 34% below the level paid in 1999.

 Stock Options

   Stock options are a key element of the long-term compensation program. The number of stock options granted is based on the executive officer's position, experience and performance. Option grants are generally made to executive officers once a year. The options have an exercise price equal to the fair market value of a share of common stock on the grant date and become exercisable over a five-year period. The 2000 options have a term of seven years.

   In 1999, ServiceMaster entered into a joint venture with Kleiner, Perkins, Caufield & Byers to develop an Internet company, WeServeHomes.com. In order to align ServiceMaster's executive officers interests with the success of WeServeHomes, the Board of Directors of WeServeHomes granted stock options to ServiceMaster's executive officers. The options have an exercise price equal to the fair value of a share of WeServeHomes common stock on the grant date. Each option has a term of six years, is 100% exercisable as of the grant date, and the underlying WeServeHomes common stock is subject to repurchase rights in the event of termination of employment that lapse over a four-year period.

 Chief Executive Officer

   Base Salary. Mr. Pollard's base salary for 2000 was $600,000, which was a $50,000 increase in his salary from 1999. Mr. Pollard assumed the additional position of Chief Executive Officer in October 1999.

   Annual Incentive Compensation. In December 1999, Mr. Pollard elected to receive options in lieu of 75% of his APC opportunity. Based on this election and ServiceMaster's financial performance for 2000, Mr. Pollard did not earn any additional APC.

   Long-Term Performance Award Compensation. Mr. Pollard's annual LTPA award for 2000 was $95,530 which was 69% less than his 1999 award, since ServiceMaster did not achieve the growth objectives established for 2000. Under the long-term component of LTPA, 20% of each annual payment was held back for payment after December 31, 2000, which is the end of the five-year planning cycle. Since ServiceMaster did not achieve its strategic planning objectives, Mr. Pollard received a final distribution, representing approximately 20% of the amount held back.

   Stock Options. No ServiceMaster options were granted to Mr. Pollard in
2000.

 Million Dollar Cap

   Section 162(m) of the Internal Revenue Code limits ServiceMaster's ability to deduct from its income compensation in excess of $1,000,000 paid to any of the five named executive officers. The limitation does not apply to performance-based compensation, provided that certain conditions are satisfied, including the attainment of performance goals approved by our shareholders. APC, LTPA and stock option plans are designed to pay performance-based compensation. The Compensation Committee retains the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and competitive compensation levels.

                                          Compensation Committee

                                          David K. Wessner, Chairman
                                          Sidney E. Harris
                                          Herbert P. Hess
                                          James D. McLennan

                            Executive Compensation

   This table summarizes the compensation of the named executive officers in 2000, 1999 and 1998:

                          Summary Compensation Table

                                    Annual
                                 Compensation                 Long-Term Compensation
                              ------------------ ------------------------------------------------
                                                     Awards                  Payouts
                                                 --------------- --------------------------------
                                                   Securities
                                                   Underlying        LTIP          All Other
                         Year Salary($) Bonus($)   Options(#)    Payouts($)(3) Compensation($)(4)
                         ---- --------- -------- --------------- ------------- ------------------
Name and Principal
Position                                         SVM(1)  WSH(2)
------------------                               ------- -------
C. William Pollard.....  2000  600,000        0        0 200,000    134,088          4,420
 Chairman (Chief
  Executive              1999  475,000  308,750  929,674       0    370,854          4,160
 through February 2001)  1998  400,000  300,000  112,500       0    349,368          2,329

Donald K. Karnes ......  2000  400,000        0  125,000 120,000     92,218          2,240
 President, TruGreen
  Group                  1999  320,000  293,000  328,962       0    299,076          4,480
                         1998  285,000  308,000   37,500       0    164,353          3,591

Ernest J. Mrozek ......  2000  380,000  294,000  175,000 120,000     93,543          4,760
 President and Chief
  Operating              1999  320,000  384,000  143,370       0    299,076          4,480
 Officer, Consumer and   1998  290,000  290,000   52,500       0    270,948          4,480
 Commercial Services

Steven C. Preston......  2000  350,000        0  200,000 140,000     92,218          2,210
 Executive Vice          1999  290,000  278,500  325,158       0    358,891          2,080
  President and Chief
 Financial Officer       1998  256,250  281,250   45,000       0    253,573          1,028

Phillip B. Rooney......  2000  525,000        0  175,000  80,000    112,107          4,420
 President, Management
  Services Group         1999  466,667  425,000  508,980       0    420,202          9,737
                         1998  300,000  325,000   75,000       0    338,098              0

--------
(1) Represents options to purchase ServiceMaster common stock.
(2) Represents incentive options to purchase WeServeHomes common stock. In connection with a purchase of a total of 400,000 shares of series B convertible preferred stock of WeServeHomes by 18 officers at a price of $2.50 per share, WeServeHomes granted incentive stock options to those officers. For more information about the purchase of series B convertible preferred stock, see "Certain Transactions--Investments by Management in Subsidiaries--WeServeHomes".
(3) Under our 1998 Long-Term Performance Award Plan, awards are paid (or credited, if a participant elects to defer payment pursuant to our deferred compensation plan) either in cash or in shares of common stock. If stock is elected as the form of payment, the participant is entitled to shares in a number which, at their then fair market value, reflects 120% of the amount which would have been paid in cash. The total amount payable each year is determined by the performance of ServiceMaster with respect to growth in earnings per share relative to the preceding year, growth in revenue relative to the preceding year, growth in economic value relative to the preceding year and a comparison of ServiceMaster's total return to shareholders relative to the S&P 500 total return. 20% of the total payout for the years 1999 and 1998 was held back for payment in whole or in part depending upon the extent to which ServiceMaster achieved its strategic planning objectives for the five-year planning cycle ended December 31, 2000. Approximately 20% of the amount held back was paid or credited as follows: Mr. Pollard, $38,558; Mr. Karnes $30,123; Mr. Mrozek, $31,449; Mr. Preston, $30,123; and Mr. Rooney, $41,415.
(4) All other compensation for 2000 consists of ServiceMaster-match 401k contributions (Mr. Pollard, $2,210; Mr. Karnes, $2,240; Mr. Mrozek, $4,480; Mr. Preston, $2,210; and Mr. Rooney, $2,210), ServiceMaster-match ESPP contributions (Mr. Rooney $12,078), and ServiceMaster-match deferred compensation contributions (Mr. Pollard $2,210; Mr. Mrozek, $280; and Mr. Rooney $2,210).

   The following tables contain information about stock option grants made to the named executive officers in 2000.

                      ServiceMaster Option Grants in 2000

                         Number of   % of Total
                        Securities    Options
                        Underlying   Granted to Exercise
                          Options    Employees   Price   Expiration Grant Date
Name                   Granted(#)(1)  in 2000    ($/Sh)     Date    Value($)(2)
----                   ------------- ---------- -------- ---------- -----------
C. William Pollard....        --        --         --          --         --

Donald K. Karnes......    125,000       3.0       8.75    08/07/07    220,000

Ernest J. Mrozek......    175,000       4.2       8.75    08/07/07    308,000

Steven C. Preston.....    200,000       4.8       8.75    08/07/07    352,000

Phillip B. Rooney.....    175,000       4.2       8.75    08/07/07    308,000

--------
(1) Each option has an exercise price per share equal to the fair market value of the common stock on the grant date. Each option becomes exercisable in 20% increments on each anniversary grant date with each option becoming fully exercisable on the fifth anniversary of the grant date. Each option becomes fully exercisable upon a change in control.
(2) In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the ServiceMaster options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of stock during the applicable period. We made the following assumptions when calculating the grant date present value of ServiceMaster options: the option will be exercised after six years, volatility of 29.8%, annual dividend yield of 4.57% and an interest rate of 6%.

                      WeServeHomes Option Grants in 2000

                                                                     Potential
                                                                    Realizable
                                                                     Value at
                                                                      Assumed
                                                                   Annual Rates
                         Number of                                   of Stock
                         Securities % of Total                         Price
                         Underlying  Options                       Appreciation
                          Options   Granted to Exercise             for Option
                          Granted   Employees   Price   Expiration     Term
Name                       (#)(1)    in 2000    ($/Sh)     Date    5%($)/10%($)
----                     ---------- ---------- -------- ---------- -------------
C. William Pollard......  200,000      1.6       0.25    05/03/06  88,000/62,000

Donald K. Karnes........  120,000      0.9       0.25    05/03/06  52,800/37,200

Ernest J. Mrozek........  120,000      0.9       0.25    05/03/06  52,800/37,200

Steven C. Preston.......  140,000      1.1       0.25    05/03/06  61,600/43,400

Phillip B. Rooney.......   80,000      0.6       0.25    05/03/06  35,200/24,800

--------
(1) Each option has an exercise price per share equal to the fair value of the common stock on the grant date, is 100% exercisable at the time of grant, and the underlying common stock is subject to repurchase rights in the event of a termination of employment that lapse over a four-year period. The repurchase rights lapse upon a change in control.

                      Aggregated Option Exercises in 2000
                        and Year-End 2000 Option Values

                                                         Number of Securities
                                                        Underlying Unexercised        Value of Unexercised
                                                               Options                In-the-Money Options
                         Shares Acquired    Value            at 12/31/00                  at 12/31/00
Name                     on Exercise(#)  Realized($) Exercisable/Unexercisable(#) Exercisable/Unexercisable($)
----                     --------------- ----------- ---------------------------- ----------------------------
C. William Pollard......         0             0           419,217/960,457               125,622/43,124(1)
                                 0             0                 200,000/0                          0/0(2)

Donald K. Karnes........         0             0           122,809/459,216              184,098/363,500(1)
                                 0             0                 120,000/0                          0/0(2)

Ernest J. Mrozek........         0             0           308,645/465,658              261,124/552,813(1)
                                 0             0                 120,000/0                          0/0(2)

Steven C. Preston.......         0             0           262,015/645,643               37,500/575,000(1)
                                 0             0                 140,000/0                          0/0(2)

Phillip B. Rooney.......         0             0           316,223/799,607               15,487/487,038(1)
                                 0             0                  80,000/0                          0/0(2)

--------
(1) Based on the closing price of ServiceMaster common stock of $11.50 on December 29, 2000.
(2) Based on the fair value of WeServeHomes common stock on December 31, 2000.

                               Performance Graph

   The following graph compares the five-year cumulative total return to our shareholders with the five-year cumulative return as determined under the Standard & Poor's 500 Index and under the Standard & Poor's Service (Commercial and Consumer)--Super.

                Comparison of Five Year Cumulative Total Return*
                   Among ServiceMaster, the S&P 500 Index and
                the S&P Service (Commercial and Consumer)-Super

                                    [GRAPH]

*$100 invested on 12/31/95 in stock or index--including reinvestment of dividends.


                                       1995   1996   1997   1998   1999   2000
                                      ------ ------ ------ ------ ------ ------
  ServiceMaster...................... 100.00 133.39 229.01 263.36 150.14 145.15
  S&P 500 Index...................... 100.00 122.96 163.98 210.85 255.21 231.98
  S&P Service (Comml. & Consumer)--
   Super............................. 100.00 105.04 141.43 130.55 103.33  95.56


                              Certain Transactions

 Investments by Management in Subsidiaries

   WeServeHomes. On May 12, 2000, in connection with an offering of series B convertible preferred stock, WeServeHomes sold a total of 400,000 shares to eighteen officers of ServiceMaster at a price of $2.50 per share. ServiceMaster made full recourse loans to fifteen of these officers to finance the purchase of these shares, including the following executive officers: Donald Karnes ($100,000), Ernest Mrozek ($100,000), Steven Preston ($100,000), Phillip Rooney ($100,000) and David Slott ($100,000). Each promissory note provides that interest is payable on an annual basis at a fixed rate of 7.25%. Each promissory note is payable in full on the earlier of May 12, 2005, 30 days after the date on which the preferred stock converts into shares of common stock of WeServeHomes and ServiceMaster's demand for payment after the executive officer ceases employment with ServiceMaster or a ServiceMaster affiliate. As a condition to ServiceMaster's loan to an executive officer, the executive officer executed a pledge agreement and granted ServiceMaster a lien on the preferred stock and an option to purchase common stock of WeServeHomes held by the executive officer. At March 12, 2001, the balance of each loan to Messrs. Karnes, Mrozek, Preston, Rooney and Slott was $106,038 including accrued interest.

   TruGreen Holding L.L.C. On March 2, 2001, in connection with the sale of 10,000 Class B shares, TruGreen Holding L.L.C. sold 1,200 and 1,000 shares of Class B shares to two executive officers of ServiceMaster, Donald Karnes and David Slott, respectively, at a price of $1,225 per share. ServiceMaster made full recourse loans to Messrs. Karnes and Slott of $980,000 and $816,667, respectively, to finance a portion of the purchase price of these Class B shares. Each promissory note provides that interest is payable on an annual basis at a fixed rate of 7.25%. Each promissory note is payable in full on the earlier of March 31, 2011, the exercise of a put option by the shareholder, and the exercise of a call option by TruGreen or ServiceMaster Consumer Services Limited Partnership. As a condition to ServiceMaster's loan, Messrs. Karnes and Slott each granted to ServiceMaster a lien on all of his Class B shares. At March 12, 2001, the balance of each loan to Messrs. Karnes and Slott was $993,626 and $828,022, respectively, including accrued interest.

 Loan Guaranty

   In June 2000, we guaranteed a new loan between a commercial bank and Donald Karnes, an executive officer of ServiceMaster. Mr. Karnes had previously taken out a loan in connection with a private acquisition of our common stock. When that loan became due, we guaranteed the new loan in order to facilitate Mr. Karnes' retention of his shares of our common stock. As a condition to ServiceMaster's guarantee of the new loan, Mr. Karnes executed a reimbursement agreement in favor of ServiceMaster and granted ServiceMaster a lien on real property. At March 1, 2001, the amount of the guarantee was $9,436,705.

 Employment of Jonathan P. Ward

   On February 12, 2001, Jonathan P. Ward became the President, Chief Executive Officer and a director of ServiceMaster. Mr. Ward also became a member of the Executive Committee of our Board. Mr. Ward and ServiceMaster have entered into an employment agreement. Mr. Ward receives an annual salary of not less than $700,000. Mr. Ward's annual bonus target is 150% of his salary. Mr. Ward has been granted 1,000 participation units under our 2001 Long-Term Performance Award Plan.

   When Mr. Ward joined ServiceMaster, he was granted an option to purchase 1,630,000 shares of common stock at an exercise price of $10.50 per share. This option was exercisable as to 380,000 shares as of the January 9, 2001 grant date of the option, and becomes exercisable as to an additional 250,000 shares on each of the first five anniversaries of the grant date.

   Mr. Ward also purchased from ServiceMaster a 5.50% convertible debenture due January 9, 2011 with a face value of $1,050,000. The debenture becomes convertible into 20,000 shares of common stock on each of the first five anniversaries of the January 9, 2001 purchase date. ServiceMaster financed the purchase of the debenture with a 5.50% full recourse loan of $1,050,000 to Mr. Ward. The loan is due on January 9, 2011, unless (1) the maturity date of the loan is accelerated by ServiceMaster after an event of default under the loan,
(2) the debenture is redeemed by ServiceMaster after Mr. Ward's termination of employment for any reason other than death, retirement, disability, termination by ServiceMaster without cause, termination by Mr. Ward for good reason, or termination after a person owns at least 35% of our common stock, or (3) the maturity date of the debenture is accelerated by Mr. Ward after an event of default under the debenture.

   ServiceMaster has granted Mr. Ward the right to purchase an additional ten-year convertible debenture with a face value of up to 100,000 times the fair market value of our common stock. The purchase right expires on July 9, 2001. ServiceMaster has agreed to finance up to 50% of the purchase price of an additional debenture through a full recourse loan to Mr. Ward.

   In connection with Mr. Ward's agreement to become our President and Chief Executive Officer, ServiceMaster loaned Mr. Ward $500,000. This loan is due upon the earlier of January 16, 2006, Mr. Ward's termination of employment for any reason, and the maturity date of the loan is accelerated by ServiceMaster after an event of default under the loan. This loan is full recourse and without interest. At March 12, 2001, the balance of this loan was $500,000.

            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission and the New York Stock Exchange. To our knowledge, all required reports were filed on time except that one gift of our common stock by Dallen Peterson was not reported timely. In addition, as a result of erroneous legal advice, each of the following individuals failed to report transactions in common stock equivalents of ServiceMaster common stock on a timely basis: C. William Pollard had two transactions in 1998 and two transactions in 1999, Phillip B. Rooney had one transaction in 1998 and two transactions in 1999, Ernest J. Mrozek had one transaction in 1998 and one transaction in 1999, Steven C. Preston had one transaction in 1998 and one transaction in 1999, Bruce T. Duncan had one transaction in 1998 and one transaction in 1999, Robert F. Erickson had one transaction in 1998 and one transaction in 1999, Deborah A. O'Connor had one transaction in 1999 and Eric R. Zarnikow had one transaction in 1998 and one transaction in 1999.

                   Shareholder Proposals and Other Business

   The 2002 Annual Meeting of Shareholders is expected to be held on April 26, 2002. In order to be considered for inclusion in our proxy materials for the 2002 annual meeting, a shareholder proposal must be received at our principal executive offices at One ServiceMaster Way, Downers Grove, Illinois 60515 by November 23, 2001. In addition, our Bylaws establish an advance notice procedure for shareholder proposals to be brought before our annual meeting of shareholders, including proposed nominations of persons for election to the Board. A shareholder proposal or nomination intended to be brought before the 2002 annual meeting must be delivered to the Secretary no earlier than the close of business on January 12, 2002 and no later than the close of business on February 11, 2002. All proposals and nominations should be directed to Sandra L. Groman, Secretary, One ServiceMaster Way, Downers Grove, Illinois 60515.

   The Board and our management have not received notice of and are not aware of any business to come before the 2001 annual meeting other than the items we refer to in this proxy statement. If any other matter comes before the annual meeting, the persons on our proxy committee will use their best judgment in voting the proxies.

   We have mailed our 2000 Annual Report to Shareholders in connection with this proxy solicitation. If you would like a copy of our Form 10-K excluding certain exhibits, please contact Investor Relations, One ServiceMaster Way, Downers Grove, Illinois 60515.

   Please vote by telephone or the Internet or sign, date and return the enclosed proxy or voting instruction form in the prepaid envelope. If you vote promptly, we may be able to avoid the expense of a second mailing.

                                          By order of the Board of Directors,

                                          Sandra L. Groman
                                          Vice President and Secretary

                                                                      Exhibit A

                       Charter and Operating Guidelines

                              The Audit Committee
                           The ServiceMaster Company

   The Board of Directors of the Company has developed and approved this Charter and Operating Guidelines to articulate its understanding of the important role of the Committee. Through it, the Board has sought to develop a clear mission and to establish practices and policies for the Committee.

   The primary purpose of the Committee is to assist the Board in its oversight responsibilities to the shareholders, to potential shareholders and to the investment community regarding the quality and integrity of the financial reports and the underlying control structure of the Company. The authority, responsibilities and membership of the Committee are set forth in the bylaws of the Company. It is the intent of this Charter to clarify the relationship of the Committee to: the Board of Directors, management (including the Internal Auditor), and the Company's Independent Auditor. These matters are presented in the context of "Expectations" from and to each of these entities.

   While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company's business guidelines.

I. Board Expectations of the Audit Committee

A. General

   The Board delegates certain responsibilities and duties to the Committee to assist the Board in fulfilling its oversight responsibilities. The Committee will:

     a. annually recommend to the Board the selection of the Independent Auditor to audit the books, records and accounts of the Company and its subsidiaries;

     b. review with the Independent Auditor in advance the scope of its annual audit;

     c. periodically review with the Independent Auditor and management the accounting principles, policies and practices of the Company and the Company's reporting policies and practices;

     d. review with the Independent Auditor the results of its annual audit;

     e. periodically review with the Independent Auditor and the Company's management the adequacy of the Company's accounting, financial and operating controls;

     f. review and discuss with the Independent Auditor and management the annual audited financial statements before they are filed with the Securities and Exchange Commission; On a quarterly basis, this review and discussion will be completed with the Audit Committee Chairman, who then will report to the Committee on whether material modifications should be made to the financial statements based on the Independent Auditor's assessment.

     g. review and discuss with the Independent Auditor or management the matters required to be communicated to the Committee in accordance with American Institute of Certified Public Accountants (AICPA) Statements of Auditing Standards (SAS) 61;

     h. receive the required written disclosures and a letter from the Independent Auditor regarding the Independent Auditor's independence; review and discuss the Independent Auditors independence, including all significant consulting and other relationships with the Company that could impair the Independent Auditor's independence;

     i. approve the fees and other significant compensation to be paid to the Independent Auditor;

     j. recommend to the Board, based on the reviews and discussions of the annual audited financial statements, the matters required to be communicated in accordance with AICPA SAS 61 and the Independent Auditor's independence, that the annual audited financial statements be included in the Company's Annual Report on Form 10-K;

     k. prepare a report that discloses certain required actions taken by the Committee to shareholders as required by the Securities and Exchange Commission;

     l. review the adequacy of this Charter on at least an annual basis and submit this Charter to the Board for its approval and, thereafter, include this Charter in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; and

     m. carry out such other responsibilities as are assigned to the Committee by the Board.

   The Committee will serve as an independent and objective party to monitor that the Company is effectively and responsibly reporting its financial results and assure the adequacy of internal control systems. The Committee will review and appraise the performance of the Independent Auditor and Internal Audit Department.

   The Committee will:

     a. oversee management's process of identifying and measuring the Company's business risks;

     b. monitor and review the establishment and maintenance of the Company's Code of Conduct and seek to ensure that management has established a compliance system to enforce the Code of Conduct;

     c. review significant cases of conflict of interest, misconduct or fraud;

     d. monitor and review the work of the Environmental Stewardship Department, the development and maintenance of environmental stewardship standards and practices, the Company's compliance systems and controls to enforce these standards, and significant cases of variance from these standards;

     e. monitor and review the quality service initiatives, the Company's procedures and controls to accurately reflect these key indicators, and significant issues noted in the quality indicators;

     f. monitor and review the organizational structure and qualifications of the Internal Audit Department and seek to ensure the effectiveness and independence of this department;

     g. monitor and review, with the Company's General Counsel, legal compliance matters, including securities trading practices and policies;

     h. regularly review any significant current or pending litigation matters or problems with regulatory agencies that could have a significant impact on the Company's financial statements; and

     i. perform any other activities consistent with this Charter, the Company's by-laws, and applicable laws as the Committee or the Board deems necessary or appropriate.

B. Composition

   The members of the Committee will be appointed as provided in the bylaws. The Committee shall be comprised of at least three independent directors as determined by the Board. An independent director is defined as one who has no relationship to the Company that may interfere with the exercise of their independence from management and the Company. Members of the Committee shall have a basic understanding of finance and accounting, be able to read and understand fundamental financial statements and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall be chaired by the person designated as Chairman of the Committee (the "Chairman") pursuant to the bylaws.

C. Meetings

   The Committee will meet at least three times annually, or more frequently as circumstances may warrant. Generally, and as appropriate, the Committee will meet with, and receive reports from management, the Internal Audit Department, the Company's General Counsel and the Independent Auditor. The Chairman, in lieu of the

Committee, may review and discuss the quarterly financial statements with the Independent Auditor. The Committee will hold executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately.

II. Audit Committee Expectations of Management

   The Committee may call upon the resources of the Independent Auditor and the Company's management, including its Chief Financial Officer and financial staff, Chief Information Officer, Internal Auditor, General Counsel, environmental, compliance and quality management and others, as necessary, to investigate and resolve practices or transactions which are, or have the appearance of being questionable, illegal or improper should these activities occur. The Committee may meet with any of these persons separately where it believes discussion might otherwise be inhibited.

   Management will apprise the Committee of the overall business environment and risks, and the Company's systems for internal controls. Management will discuss the Company's financial statements with the Committee. Specifically, management will:

     (a) review and discuss with the Committee the annual audited financial statements and related disclosures prior to filing with the Securities and Exchange Commission;

     (b) review and discuss with the Chairman the quarterly financial statements and related disclosures prior to filing with the Securities and Exchange Commission;

     (c) make presentations concerning any changes in accounting principles or financial reporting policies from the prior year, the accounting treatment accorded significant and/or unusual transactions, and any significant variations between budgeted and actual numbers in a specific business unit;

     (d) inform the Committee of material consultations made by management with outside accountants (other than the Independent Auditor) with respect to the financial and/or tax accounting treatment of a particular event or completed transaction;

     (e) provide the Committee with management's response to assessments provided by the Internal Auditor or the Independent Auditor;

     (f) inform the Committee of the emergence or elimination of high risk areas;

     (g) provide the Committee with significant estimates or judgments used in the preparation of financial statements;

     (h) review with the Committee the status and material activity related to significant judgmental reserves and accruals;

     (i) inform the Committee of the effect of any significant external environmental factors (economic, or otherwise) on financial condition or reporting;

     (j) inform the Committee of significant issues related to tax accounting, reporting or payment; and

     (k) inform the Committee of significant issues related to operation, development and implementation of information systems.

   The Committee will be provided, and have access to, any and all corporate information, reports and data so as to enable it to carry out its responsibilities. In any areas of sensitivity or privacy, the Chairman will review the need for such information with the Chairman of the Board and the Chief Executive Officer prior to requesting such material.

III. Audit Committee Expectations of Independent Auditor

   The Board is the client of the Independent Auditor. The Independent Auditor, through the Committee, is responsible to the Board. The Committee will evaluate the performance of the Independent Auditor, annually recommend to the Board the selection of the Independent Auditor and, if circumstances warrant, recommend to the Board the discharge of the Independent Auditor. From time to time, formal bids from three or more national accounting firms (including the firm then serving as the outside auditor) may be solicited. Formal presentations of capability, scope of services and fees will be considered.

   In general, the Independent Auditor is expected to perform an effective and efficient audit, report to the Committee the results of its audit and report on the Company's internal control structure and processes to understand and manage business risks.

   Specifically, the Committee expects the Independent Auditor to:

     a. Deliver the required written disclosures and a letter regarding the independence of the Independent Auditor. Review and discuss the Independent Auditor's independence, including all significant consulting and other relationships with the Company that could impair such objectivity and independence;

     b. Discuss the scope, approach, and results of the annual audit in order to assist the Committee in overseeing the financial reporting and disclosure process;

     c. Review and discuss the Company's quarterly financial statements before they are filed with the Securities and Exchange Commission and, based on inquiries with management and various analytical procedures, report to the Chairman on whether material modifications should be made to the interim financial statements;

     d. Discuss the Independent Auditor's judgment about the quality, not just the acceptability, of the financial statements, including the appropriateness and consistency of accounting policies and their application, and the clarity and completeness of the financial statements and disclosures;

     e. Review the selection of new or changes to accounting policies, review estimates, judgments and uncertainties inherent in the financial statements, and review unusual transactions and significant financial statement items;

     f. Review important risks and issues and give opinions as to how these are being addressed by management;

   Provide a forthright, qualitative appraisal of the overall control environment, including risks and potential risks that could have a significant future impact on the Company's financial statements, as well as an assessment as to how these are being or will be handled by management;

   The Board of Directors of the Company has developed and approved this Charter and Operating Guidelines to articulate its understanding of the important role of the Committee. Through it, the Board has sought to develop a clear mission and to establish practices and policies for the Committee.

   The primary purpose of the Committee is to assist the Board in its oversight responsibilities to the shareholders, to potential shareholders and to the investment community regarding the quality and integrity of the financial reports and the underlying control structure of the Company. The authority, responsibilities and membership of the Committee are set forth in the bylaws of the Company. It is the intent of this Charter to clarify the relationship of the Committee to: the Board of Directors, management (including the Internal Auditor), and the Company's Independent Auditor. These matters are presented in the context of "Expectations" from and to each of these entities.

   While the Committee has the responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Independent Auditor. Nor is it the duty of the Committee to conduct investigations, resolve disagreements, if any, between management and the Independent Auditor or to assure compliance with laws and regulations and the Company's business guidelines.

                                                                      Exhibit B

                           The ServiceMaster Company

                           2001 Directors Stock Plan

                                I. Introduction

   1.1. Purposes. The purposes of this 2001 Directors Stock Plan (this "Plan") of The ServiceMaster Company are (1) to align the interests of ServiceMaster's stockholders and Non-Employee Directors by increasing the proprietary interest of Non-Employee Directors in ServiceMaster's growth and success, (2) to advance the interests of ServiceMaster by attracting and retaining individuals to serve as directors of ServiceMaster, and (3) to motivate Non-Employee Directors to act in the long-term best interests of ServiceMaster and its stockholders.

   1.2. Definitions.

   "Agreement" means the written agreement evidencing an award under this Plan.

   "Board" means the Board of Directors of ServiceMaster.

   "Bonus Stock" means shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

   "Bonus Stock Award" means an award of Bonus Stock under this Plan.

   "Change in Control" has the meaning set forth in Section 4.6(b).

   "Common Stock" means the common stock of ServiceMaster.

   "Corporate Transaction" has the meaning set forth in Section 4.6(b)(3).

   "Elective Option" means an Option granted under Section 2.2.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Fair Market Value" means the average of the closing transaction prices, as reported in the New York Stock Exchange Composite Transactions, of a share of Common Stock for the five-day period ended on or immediately prior to the date as of which such value is being determined; provided, however, that Fair Market Value may be determined by ServiceMaster by whatever means or method as ServiceMaster, in the good faith exercise of its discretion, shall at such time deem appropriate.

   "Incumbent Board" has the meaning set forth in Section 4.6(b)(2).

   "Mature Shares" means previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (1) has held for at least six months or (2) has purchased on the open market.

   "Non-Employee Director" means any director of ServiceMaster who is not an officer or employee of ServiceMaster or any subsidiary of ServiceMaster.

   "Option" means an option to purchase shares of Common Stock granted under
Section 2.1 or 2.2.

   "Outstanding Common Stock" has the meaning set forth in Section 4.6(b)(1).

   "Outstanding Voting Securities" has the meaning set forth in Section
4.6(b)(1).

   "Performance Measures" means the criteria and objectives, established by the Board, which shall be satisfied (1) as a condition to the exercisability of all or a portion of an Option, (2) as a condition to the grant of a Stock Award or (3) during the applicable Restriction Period as a condition to the Non-Employee Director's receipt of the shares of Common Stock subject to a restricted Stock Award. Such criteria and objectives may include, but are not limited to, the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of ServiceMaster, revenues, market share, cash flow or cost reduction goals, or any combination of the foregoing and any other criteria and objectives established by the Board. The Board may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting ServiceMaster or its financial statements or changes in law or accounting principles.

   "Person" has the meaning set forth in Section 4.6(b)(1).

   "Pooling Transaction" has the meaning set forth in Section 4.6(c).

   "Restricted Stock" means shares of Common Stock which are subject to a Restriction Period.

   "Restricted Stock Award" means an award of Restricted Stock under this Plan.

   "Retainer/Fees" means the annual retainer fee and meeting attendance fees payable to Non-Employee Directors for service as a member of the Board or a committee of the Board.

   "Restriction Period" means the period set forth in an Agreement during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except as provided in this Plan or the related Restricted Stock Award Agreement.

   "Stock Award" means a Restricted Stock Award or Bonus Stock Award.

   1.3. Administration. This Plan shall be administered by the Board or a committee designated by the Board. Any one or a combination of the following awards may be made under this Plan to Non-Employee Directors: (1) Options, (2) Restricted Stock Awards and (3) Bonus Stock Awards. The Board shall, subject to the terms of this Plan, select Non-Employee Directors for participation in this Plan and determine the form and timing of each award, the number of shares of Common Stock subject to each award, the purchase price associated with each Option, and all other terms and conditions of each award, including, without limitation, the form of the Agreement evidencing each award. The Board may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options shall become exercisable in part or in full and (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse. The Board shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be final, binding and conclusive.

   1.3. Eligibility. All Non-Employee Directors shall be eligible to participate in this Plan.

   1.4. Shares Available. Subject to adjustment as provided in Section 4.5,
(1) 300,000 shares of Common Stock shall be available under this Plan during each calendar year for the grant of Options under Section 2.1 and Stock Awards and (2) 400,000 shares of Common Stock shall be available under this Plan during each calendar year for the grant of Elective Options under Section 2.2. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                               II. Stock Options

   2.1. General. The Board may, in its discretion, grant Options to such Non-Employee Directors as may be selected by the Board. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem advisable:

     (a) Number of Shares. The number of shares of Common Stock subject to an Option shall be determined by the Board.

     (b) Purchase Price and Exercise. The purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of the Option. The Board shall determine the period during which an Option, or any portion of an Option, may be exercised. The Board may, in its discretion, establish Performance Measures which shall be satisfied as a condition to the grant of an Option or to the exercisability of all or a portion of an Option.

     (c) Termination of Service. All terms relating to the exercise, cancellation or other disposition of an Option upon a termination of service as a director of ServiceMaster, whether by reason of disability, retirement, death or any other reason, shall be determined by the Board

   2.2. Elective Options. In addition to Options that may be granted pursuant to Section 2.1, each Non-Employee Director may from time to time elect, in accordance with procedures specified by ServiceMaster, to receive Elective Options in lieu of all or part of such Non-Employee Director's Retainer/Fees. Elective Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem advisable:

     (a) Number of Shares. The number of shares of Common Stock subject to an Elective Option shall equal the number determined by dividing (1) the amount of Retainer/Fees for any period specified by ServiceMaster that the Non-Employee Director has elected to forego by (2) 15% of the Fair Market Value of a share of Common Stock on the date of grant.

     (b) Purchase Price and Exercise. The purchase price per share of Common Stock subject to an Elective Option shall equal to 85% of the Fair Market Value of a share of Common Stock on the date of grant. Each Elective Option shall be fully exercisable on and after the date of grant and shall expire ten years after the date of grant without regard to whether the Non-Employee Director receiving such Elective Option shall remain a member of the Board during that ten-year period.

   2.3. Method of Exercise. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. An Option may be exercised by giving written notice to ServiceMaster specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to ServiceMaster's satisfaction) either (1) in cash, (2) by delivery (either actual delivery or by attestation procedures established by ServiceMaster) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise or
(3) in cash by a broker-dealer acceptable to ServiceMaster to whom the Non-Employee Director has submitted an irrevocable notice of exercise of the Option. Any fraction of a share of Common Stock which would be required to pay the purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Non-Employee Director. No certificate representing Common Stock shall be delivered until the full purchase price has been paid (or arrangement made for such payment to ServiceMaster's satisfaction).

   2.4. Death. If a Non-Employee Director dies prior to the expiration of the term of an Option, the Option may thereafter be exercised by the Non-Employee Director's executor, administrator, legal representative, beneficiary or similar person until and including the expiration date of the term of the Option.

                               III. Stock Awards

   3.1. Stock Awards. The Board may, in its discretion, grant Stock Awards to Non-Employee Directors as may be selected by the Board. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

   3.2. Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Board shall deem advisable.

     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Board.

     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Board, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (1) if specified Performance Measures are satisfied during the Restriction Period or (2) if the Non-Employee Director who is granted such award continues to serve as a member of the Board during the Restriction Period and for the forfeiture of all or a portion of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied during the Restriction Period or (y) if the Non-Employee Director who is granted such award does not continue to serve as a member of the Board during the Restriction Period.

   Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

     (c) Share Certificates. During the Restriction Period, a certificate(s) representing a Restricted Stock Award may be registered in the holder's name or a nominee name at the discretion of ServiceMaster and may bear a legend indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. As determined by ServiceMaster, all certificates registered in the holder's name shall be deposited with ServiceMaster, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by ServiceMaster, which would permit transfer to ServiceMaster of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction of applicable Performance Measures), or upon the grant of a Bonus Stock Award, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the Non-Employee Director.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in, and subject to the terms and conditions of, a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of ServiceMaster, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with ServiceMaster and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

   3.3 Termination of Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any forfeiture and cancellation of such award upon a termination of service as a director of ServiceMaster, whether by reason of disability, retirement, death or any other reason, shall be determined by the Board.

                                  IV. General

   4.1. Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of ServiceMaster for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2001 annual meeting of stockholders, shall become effective on the date of such approval. In the event that this Plan is not approved by the stockholders of ServiceMaster on or before December 31, 2001, this Plan and any outstanding awards shall be null and void. The Board may terminate this Plan at any time. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

   4.2. Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

   4.3. Agreement. No award shall be valid until an Agreement is executed by ServiceMaster and the Non-Employee Director who received such award and, upon execution by each party and delivery of the Agreement to ServiceMaster, such award shall be effective as of the effective date set forth in the Agreement.

   4.4. Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award (other than a Bonus Stock Award) shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by ServiceMaster. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the Non-Employee Director's lifetime only by the Non-Employee Director or the Non-Employee Director's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

   4.5. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Option and the purchase price per security, and the number and class of securities subject to each outstanding Restricted Stock Award, shall be appropriately adjusted by the Board, such adjustments to be made in the case of outstanding Options without an increase in the aggregate purchase price. The decision of the Board regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, ServiceMaster shall pay the holder of such award, in connection with the vesting of a Restricted Stock Award or exercise of an Option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting or exercise date over (B) the exercise price, if any, of such award.

   4.6. Change in Control.

   (a) (1) Notwithstanding any provision in this Plan or any Agreement to the contrary, in the event of a Change in Control pursuant to Section (b)(3) or
(4) below in connection with which holders of Common Stock may receive consideration consisting solely of shares of stock that are registered under
Section 12 of the Exchange Act (and disregarding the payment of cash in lieu of fractional shares), (i) all outstanding Options shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Measures applicable to any Restricted Stock Award shall be deemed to be satisfied at the maximum level and (iv) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an Option shall be appropriately adjusted by the Board (whose determination shall be final, binding and conclusive), such adjustments to be made without an increase in the aggregate purchase price.

   (2) Notwithstanding any provision in this Plan or any Agreement to the contrary, in the event of a Change in Control pursuant to Section (b)(1) or
(2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below as to which (a)(1) above does not apply, each outstanding award shall be surrendered to ServiceMaster by the holder thereof, and each such award shall immediately be canceled by ServiceMaster, and the holder shall receive, within ten days of the occurrence of a Change in Control, a cash payment from ServiceMaster in an amount equal to (i) in the case of an Option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of ServiceMaster in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the Option, (ii) in the case of a Restricted Stock Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of ServiceMaster in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. ServiceMaster may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

   (b) "Change in Control" means:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or
  (ii) the combined voting power of the then outstanding securities of ServiceMaster entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from ServiceMaster (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from ServiceMaster), (B) any acquisition by ServiceMaster, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
  (3) of this Section 4.6(b); provided further, that for purposes of clause
  (B), if any Person (other than ServiceMaster or any employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by ServiceMaster, and such Person shall, after such acquisition by ServiceMaster, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities, in either case other than pursuant to a stock split, stock dividend or similar transaction, and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of April 28, 2001 constitute the (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of ServiceMaster subsequent to April 27, 2001 whose election, or nomination for election by ServiceMaster's stockholders, was approved by the vote of at least two-thirds of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of ServiceMaster as a result of an actual or threatened solicitation by a Person or group for the purpose of opposing a solicitation by any other Person or group with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of ServiceMaster (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors (or similar persons), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns ServiceMaster or all or substantially all of ServiceMaster's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding

  Voting Securities, as the case may be, (ii) no Person (other than:
  ServiceMaster; any employee benefit plan (or related trust) sponsored or maintained by ServiceMaster or any entity controlled by ServiceMaster; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such entity entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or similar body) of the entity resulting from such Corporate Transaction; or

     (4) the consummation of a plan of complete liquidation or dissolution of ServiceMaster.

   (c) Notwithstanding the exercise period(s) of any Option set forth in this Plan or in any Agreement and notwithstanding the expiration date of the term of any Option, in the event ServiceMaster is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction"), pursuant to which a Non-Employee Director receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring ServiceMaster, then each Option (or option in substitution thereof) held by such Non-Employee Director shall be exercisable to the extent set forth in this Plan or the related Agreement until and including the latest of (x) the expiration date of the term of the Option or, in the event of such Non-Employee Director's termination of service as a director of ServiceMaster, the date determined pursuant to this Plan or the related Agreement, (y) the date which is nine months after the consummation of such business combination and
(z) the date which is 90 days after the date of expiration of any period during which such Non-Employee Director may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

   4.7. Rights as Stockholder. No person shall have any right as a stockholder of ServiceMaster with respect to any shares of Common Stock or other equity security of ServiceMaster which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

   4.8. Designation of Beneficiary. A holder of an award may file with the Corporate Secretary a written designation of one or more persons as such holder's beneficiary or beneficiaries (both primary and contingent) in the event of the holder's death. To the extent an outstanding Option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such Option.

   Each beneficiary designation shall become effective only when filed in writing with the Corporate Secretary during the holder's lifetime on a form prescribed by ServiceMaster. The filing with the Corporate Secretary of a new beneficiary designation shall cancel all previously filed beneficiary designations.

   If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding Option held by such holder, to the extent exercisable, may be exercised by such holder's executor, administrator, legal representative or similar person.

   4.9. Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                   [Map - Directions from Memphis Airport to
              ServiceMaster Consumer and Commercial Headquarters.]

         --                                                        --



PROXY                                                                     PROXY
                           The ServiceMaster Company

           Proxy for Annual Meeting of Shareholders--April 27, 2001 This Proxy is Solicited on Behalf of the Board of Directors

 The undersigned hereby appoints S. L. Groman and J. L. Kaput, or either of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of shareholders of The ServiceMaster Company to be held in Memphis, Tennessee, on April 27, 2001, at 2:00 p.m. Central Time, and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote, if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business properly coming before the meeting.

 If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2 and 3.

IMPORTANT: This Proxy must be signed and dated on the reverse side. On the reverse of this card are instructions on how to vote your shares regarding proposals 1, 2 and 3 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

                           . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

         --                                                        --



                        THE SERVICEMASTER COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

The Board of Directors recommends a vote
"FOR" 1, 2 and 3.

1. Election of five directors--                    For    Withhold     For All
   Nominees: 01-B. Griffiths, 02-S. E. Harris,     All       All       Except
   03-J. D. McLennan, 04-C. W. Pollard,             0         0           0
   05- D. G. Soderquist

   ------------------------------------------
   (Except nominee(s) written above.)

2. Approve the 2001 Directors Stock Plan.          For     Against     Abstain
                                                    0         0           0

3. Ratify the selection of Arthur Andersen LLP     For     Against     Abstain
   as Independent Auditors.                         0         0           0

In their discretion the named proxies are authorized to vote upon such other business if properly raised.
If no contrary indication is made, this proxy will be voted FOR Proposals 1, 2 and 3.

    Dated: ____________________________________________________________ , 2001

Signature(s)___________________________________________________________________

_______________________________________________________________________________

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.
--------------------------------------------------------------------------------
                          . DETACH PROXY CARD HERE .
 CONTROL NUMBER

                                            [LOGO OF SERVICEMASTER APPEARS HERE]

                   VOTE YOUR SHARES BY TELEPHONE OR INTERNET

      QUICK . EASY . IMMEDIATE . AVAILABLE 24 HOURS A DAY . 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE       Call toll-free 1-888-215-6477 in the United States or
                       Canada any time on a touch tone telephone. There is NO
                       CHARGE to you for the call.

                       Enter the 6-digit Control Number located above.

                       Option #1: To vote as the Board of Directors recommends
                                  on ALL proposals: Press 1.

                                  When asked, please confirm your vote by
                                  pressing 1.

                       Option #2: If you choose to vote on each proposal
                                  separately, press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET    Go to the following website:
                       www.computershare.com/us/proxy

                       Enter the information requested on your computer screen, including your Control Number located above.

                       Follow the simple instructions on the screen.

    If you vote by telephone or Internet, DO NOT mail back the proxy card. Proxies submitted by telephone or Internet must be received by 11:59 p.m.
                         Central Time, April 24, 2001.

                             THANK YOU FOR VOTING!

         --                                                        --



PROXY                                                                     PROXY
                           The ServiceMaster Company

           Proxy for Annual Meeting of Shareholders--April 27, 2001 This Proxy is Solicited on Behalf of the Board of Directors

 Instructions to the Trustee on voting common stock under the ServiceMaster Profit Sharing and Retirement Plan.
 I hereby instruct Putnam Investments as Trustee of the ServiceMaster Profit Sharing and Retirement Plan to vote in person or by proxy, at the annual meeting of shareholders of The ServiceMaster Company to be held in Memphis, Tennessee, on April 27, 2001, at 2:00 p.m., Central Time, and at any adjournments thereof, the shares of common stock held in the ServiceMaster Profit Sharing and Retirement Plan under the Trust which are attributable to my 401k account in the manner indicated on the reverse side of this form.
 The Trustee will vote on the shares represented by this voting instruction form if by, 11:59 p.m. Central Time, April 23, 2001, (a) the form is properly signed and received, or (b) the telephone or Internet voting procedure is followed. Shares for which no voting instructions have been received will be voted in the same proportions as the shares for which voting instructions are received.

 If not marked to the contrary, this Proxy will be voted "FOR" Proposals 1, 2 and 3.

IMPORTANT: This Proxy must be signed and dated on the reverse side. On the reverse of this card are instructions on how to vote your shares regarding proposals 1, 2 and 3 by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.

                           . FOLD AND DETACH HERE .
--------------------------------------------------------------------------------

         --                                                        --


                          THE SERVICEMASTER COMPANY
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

The Board of Directors recommends a vote
"FOR" 1, 2 and 3.

1. Election of five directors--                    For    Withhold     For All
   Nominees: 01-B. Griffiths, 02-S. E. Harris,     All       All       Except
   03-J. D. McLennan, 04-C. W. Pollard,             0         0           0
   05-D. G. Soderquist

   ------------------------------------------
   (Except nominee(s) written above.)

2. Approve the 2001 Directors Stock Plan.          For     Against     Abstain
                                                    0         0           0

3. Ratify the selection of Arthur Andersen LLP     For     Against     Abstain
   as Independent Auditors.                         0         0           0

In their discretion the named proxies are authorized to vote upon such other business if properly raised.
If no contrary indication is made, this proxy will be voted FOR Proposals 1, 2 and 3.

    Dated: ____________________________________________________________ , 2001

Signature(s)___________________________________________________________________

_______________________________________________________________________________

Signature(s) should agree with the name(s) shown on this Proxy. For joint accounts, both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full name.

-------------------------------------------------------------------------------
                          . DETACH PROXY CARD HERE .
 CONTROL NUMBER

                                            [LOGO OF SERVICEMASTER APPEARS HERE]

                   VOTE YOUR SHARES BY TELEPHONE OR INTERNET

      QUICK . EASY . IMMEDIATE . AVAILABLE 24 HOURS A DAY . 7 DAYS A WEEK

THE SERVICEMASTER COMPANY encourages you to take advantage of the two convenient ways to vote your shares. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE       Call toll-free 1-888-221-0698 in the United States or
                       Canada any time on a touch tone telephone. There is NO
                       CHARGE to you for the call.

                       Enter the 6-digit Control Number located above.

                       Option #1: To vote as the Board of Directors recommends
                                  on ALL proposals: Press 1.

                                  When asked, please confirm your vote by
                                  pressing 1.

                       Option #2: If you choose to vote on each proposal
                                  separately, press 0 and follow the simple recorded instructions.

TO VOTE BY INTERNET    Go to the following website:
                       www.computershare.com/us/proxy

                       Enter the information requested on your computer screen, including your Control Number located above.

                       Follow the simple instructions on the screen.

    If you vote by telephone or Internet, DO NOT mail back the proxy card. Proxies submitted by telephone or Internet must be received by 11:59 p.m.
                         Central Time, April 23, 2001.

                             THANK YOU FOR VOTING!